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                                                                   Exhibit 10.24

                             AMENDMENT NUMBER THREE
                                       TO
                                CREDIT AGREEMENT

         THIS AMENDMENT NUMBER THREE TO CREDIT AGREEMENT (this "Amendment") is made as of June 11, 2003, by and among FINANCIAL PACIFIC LEASING, LLC, a Washington limited liability company (the "Borrower"), U.S. BANK NATIONAL ASSOCIATION and each other lender that from time to time becomes a party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent and Swing Line Lender.

                                    RECITALS

         A. Lenders, Administrative Agent and Borrower are parties to that certain Credit Agreement dated as of November 30, 2001, as amended by that certain Amendment Number One to Credit Agreement dated September 23, 2002, as amended by that certain Amendment Number Two to Credit Agreement dated May 30, 2003 (as so amended and as otherwise amended from time to time, the "Credit Agreement"), that certain Consent dated February 11, 2002, and that certain Waiver Letter dated February 28, 2002.

         B. The parties agree to amend certain financial covenants in the agreement, pursuant to the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1. DEFINITIONS. Capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Credit Agreement.

         2. AMENDMENT TO SECTION 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

                  (a) AMENDMENT TO DEFINITION OF "APPLICABLE RATE." The definition of "Applicable Rate" is hereby deleted and replaced with the following:

                  "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

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
                                               APPLICABLE RATE
PRICING                                           COMMITMENT                EURODOLLAR             BASE RATE
 LEVEL               LEVERAGE RATIO                   FEE                      RATE+                   +
------------------------------------------------------------------------------------------------------------
   1               Less than 2.50:1.00               .30%                     1.500%                  .0%

   2            Greater than or equal to             .30%                     1.750%                  .0%
                 2.50:1.00 but less than
                        3.25:1.00

   3            Greater than or equal to             .35%                     2.125%                 .25%
                 3.25:1.00 but less than
                  or equal to 4.00:1.00

         Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first day of the calendar month immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if no Compliance Certificate is delivered during a fiscal quarter when due in accordance with such Section, then Pricing Level 3 shall apply as of the fist day of such following calendar month until three Business Days after the Agent's receipt of such Compliance Certificate at which time the appropriate Pricing Level based on such Compliance Certificate shall apply.

                  (b) AMENDMENT TO DEFINITION OF "MATURITY DATE." The definition of "Maturity Date" is hereby deleted and replaced with the following:

                  "Maturity Date" means (a) May 30, 2005 (b) such earlier date upon which the Aggregate Commitments may be terminated in accordance with the terms hereof, or (c) such later date as may be agreed to in writing by the parties hereto pursuant to Section 2.14.

         3. AMENDMENT TO SCHEDULE 2.01. Schedule 2.01 is hereby deleted and replaced with the Schedule 2.01 attached hereto.

         4.       AMENDMENT TO FORM OF COMPLIANCE CERTIFICATE. Section III of
Schedule 2 to the Form of Compliance Certificate, attached as Exhibit C to the Credit Agreement, is hereby deleted in its entirety and replaced with the following:

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         III.     SECTION 7.13(c) - LEVERAGE RATIO.

                  A.       Total Liabilities at Statement Date:      $__________

                  B.       Tangible Net Worth at Statement Date      $__________
                           (Line I.A.3):

                  C.       Leverage Ratio (Line III.A / Line III.B): ____ to 1.0
                           Maximum Permitted:                        4.0 to 1.0

         5. AMENDMENT TO SCHEDULE 5.13. Schedule 5.13 is hereby deleted and replaced with the Schedule 5.13 attached hereto.

         6.       NEW SECTION 5.19. The following is added as a new Section
5.19:

                  TAX SHELTER REGULATIONS. The Borrower does not intend to treat the loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

         7. NEW SECTION 6.02(m). The following is added as a new Section 6.02(m), and "; and" replaces the "." at the end of Section 6.02(l):

         (m) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

         8. AMENDMENT TO SECTION 7.13(c). Section 7.13(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  LEVERAGE RATIO. Permit the Leverage Ratio of the Borrower as of the end of any fiscal quarter of the Borrower to exceed 4.0 to 1.0.

         9. AMENDMENT TO SECTION 10.08. The following is added at the end of Section 10.08:

         Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the

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         document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

         10. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective when Borrower, Administrative Agent, and each Lender shall have executed and delivered counterparts of this Amendment to Administrative Agent.

         11. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to the Lenders and Agent that each of the representations and warranties set forth in Article 5 of the Credit Agreement is true and correct in each case as if made on and as of the date of this Amendment and Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

         12. FEES AND EXPENSES. In addition to any other amounts owing in connection with this Amendment in accordance with the Credit Agreement, immediately upon the execution and delivery of this Amendment, Borrower shall pay to the Administrative Agent: (i) for the benefit of each Lender in accordance with its Pro Rata Share an amendment fee equal to 12.5 basis points (0.125%) of the Aggregate Commitments; (ii) for its own account, any arrangement or other fees owing to the Administrative Agent in accordance with the letter agreement between Borrower and to the Administrative Agent entered into in connection with this Amendment; and (iii) any fees or expenses (including attorney's fees) incurred by the Administrative Agent in connection with this Amendment.

         13. NO FURTHER AMENDMENT. Except as expressly modified by the terms of this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and the parties hereto expressly reaffirm and ratify their respective obligations thereunder.

         14. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.

         15. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

         16. INTEGRATION. This Amendment, together with the other Loan Documents, comprises the complete, final and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

         17.      ORAL AGREEMENTS NOT ENFORCEABLE.

         ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment
Number Three to Credit Agreement as of the date first above written.

                                              FINANCIAL PACIFIC LEASING, LLC

                                              By: /s/ PETER DAVIS
                                                  ------------------------------
                                              Name: Peter Davis
                                              Title: Chief Financial Officer

                                              BANK OF AMERICA, N.A.,
                                              AS ADMINISTRATIVE AGENT

                                              By:  /s/ KEN PURO
                                                  ------------------------------
                                              Name: Ken Puro
                                              Title: Vice President

                                              BANK OF AMERICA, N.A., AS A LENDER
                                              AND SWING LINE LENDER

                                              By:  /s/ MARK CRAWFORD
                                                  ------------------------------
                                              Name: Mark Crawford
                                              Title: Senior Vice President

                                              U.S. BANK NATIONAL ASSOCIATION, AS
                                              A LENDER

                                              By: /s/ J. COREY LIMBAUGH
                                                  ------------------------------
                                              Name: J. Corey Limbaugh
                                              Title: Officer